Exhibit 99.1

OptimizeRx Launches ‘Digital Healthcare’ Webinar Series

First of Three Session Begins Today at 11:30 a.m. Eastern Time

ROCHESTER, Mich. – March 10, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, will host three free webinars this week covering a range of topics around using digital health technology to improve patient care and engagement.

Session 1: “CDC Coronavirus Alerts at the Point-of-Care: The Power of EHR Platform Communications”

This session will focus on OptimizeRx’s latest integration of CDC Coronavirus alerts into its digital health information network.

Date: Tuesday, March 10

Time: 11:30 am ET

Session 2: “Improving Adherence Via Interactive Messaging”

This session will focus on the barriers to successful therapy adherence, including treatment affordability, confusing therapy regimens, unexpected side effects, and more. It will address how to overcome the barriers to successful therapy adherence and engage patients throughout their healthcare journey.

Date: Wednesday, March 11

Time: 1:30 pm ET

Session 3: “Technology Interoperability Throughout the Care Journey”

This session will provide a behind-the-scenes view into how six independent and dynamic health technologies help support a 40-year-old patient who has been diagnosed with colon cancer. It will demonstrate how the patient’s medical team is able to seamlessly exchange valuable clinical data and create a comprehensive care plan for the best overall outcome.

Date: Thursday, March 12

Time: 11:30 am ET (Time subject to change. Please check webinar website for latest schedule.)

The webinar sessions are free and open to anyone in the industry, and will provide an opportunity to engage directly with OptimizeRx executive team.

Register today at www.optimizerx.com/webinars.

For more information about OptimizeRx’s webinar sessions, contact media relations at (754) 245-7070 or malejandra@optimizerx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team